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                                                                  Exhibit 4.8.2


                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (the "Agreement") is entered into as of this 9th day of December, 2003, (the "Effective Date") by and between Epixtar Corp., a Delaware corporation ("Epixtar") with its principal address at 11900 Biscayne Blvd. Suite 262 Miami, FL 33181, its subsidiaries, (collectively, Epixtar and its subsidiaries shall be referred to as the "Epixtar Companies" or "Borrowers") and the parties whose signatures appear at the end of this document (the "Secured Parties"). Borrowers and Secured Parties may be independently referred to hereinafter as "Parties" or collectively as the "Parties."

                                    RECITALS

         WHEREAS, in connection with a Note Purchase Agreement dated of even date herewith, the Secured Parties have loaned or will loan the sum of up to $500,000 (the "Loan") to the Epixtar Companies;

         WHEREAS, simultaneously herewith, the Epixtar and the other Borrowers have executed a Note Purchase Agreement as of this date (the "Note Purchase Agreement") pursuant to which Epixtar issued its 7% Secured Convertible Notes dated as of December 9, 2003 (collectively "The Notes"), which are guaranteed by the other Borrowers and evidences the obligation of the Epixtar Companies to repay the aforesaid Loan;

         WHEREAS, the Epixtar Companies have agreed to secure the Loan and the Obligations (as defined hereinafter), with the assets and to the extent set forth in Section 5 herein; and

         WHEREAS, in connection with the Loan, the Secured Parties shall receive Warrants to purchase the Common Stock of the Borrower, and such shares of Common Stock issuable upon exercise of the Warrants or Conversion of the Notes shall be referred to hereinafter as the Shares.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties agree as follows:

         1. Interest.

         The rate of Interest (the "Interest") shall be simple interest seven percent (7%) per annum accruing from the date the Loan is made based upon a 365 day year.

         2. Obligations.

           As used herein "Obligations" shall refer collectively to (a) the amounts due under the Notes including all renewals, extensions, and modification thereof; (b) the payment, performance and observance of all warranties, obligations, covenants and agreements to be paid, performed or observed by the Borrowers under this Agreement; and (c) the payment of all other sums, with interest thereon advanced or otherwise due or payable under the terms of this Agreement.



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         3. Default Provisions.

         The occurrence of any of the following events shall constitute an event of default:

                  3.1 The nonpayment of any amount by Epixtar on the Notes when the same becomes due and payable pursuant to its terms upon the Maturity Date or upon an earlier date as set forth in the Notes.

                  3.2 Any Borrower's failure to comply with any material term, obligation, covenant, or condition contained in this Agreement within thirty
(30) days after receiving written notice from the Secured Parties demanding such compliance. Such thirty-day period will be reduced to fifteen (15) days if Borrower does not meet the Debt Coverage requirement set forth in Section 5.1.1. Notwithstanding the foregoing, Borrower may cure such default in the maintenance of the Debt Coverage by repaying such portion of the principal of the Note so that it complies with the Debt Coverage requirement (even if there is no registration statement in effect at such time).

                  3.3 Any warranty, covenant, or representation made to Secured Parties by Borrowers under this Agreement proves to have been false in any material respect when made or furnished and which is not cured within thirty
(30) days after receiving written notice of same.

                  3.4 Any levy, seizure, attachment, lien on the Collateral, other than those existing as of the date hereof) or as permitted hereunder) that is not discharged by Borrowers within thirty (30) days after receiving notice of same.

                  3.5 Any sale, transfer, or disposition of any interest in the Collateral other than in the ordinary course of business, without the prior written consent of Secured Parties.

                  For purposes of this Agreement, the term Event of Default with respect to remedies shall only apply if the Notes are accelerated.

         4. Acceleration and Attorneys Fees.

         At the option of Secured Parties, upon notice all amounts due shall immediately become due and payable upon an event of default as set forth in
Section 3 above. Any reasonable attorneys fees and other expenses incurred by Secured Parties in connection with enforcing any of its rights hereunder or from a bankruptcy filing relating to Borrowers, whether a lawsuit is filed or not shall be additional indebtedness of Borrowers secured by this Agreement and shall not be deemed a penalty.



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         5. Security Agreement.

                  5.1 Grant of Security Interest.

                  Each Borrower, in consideration for the giving of the Loans by the Secured Parties, assigns to Secured Parties, as security for the Obligations, a security interest and, except as herein provided, a second priority lien in and to the following:

                           (a) All of the accounts receivable of the Epixtar
Companies (the "Accounts Receivable") whether existing on the date herewith or arising at any time hereafter.

                           (b) All proceeds in any type or form arising from the
sale or other disposition of any of the Collateral.

                           (c) All records in whatever form, relating to the
Collateral.

                           5.1.1. Second Priority-Debt Coverage.

                           While the Notes are outstanding, the amount of
accounts receivable securing the amount of the Obligation shall always be two hundred percent (200%) of the amount of the Obligations (the "Debt Coverage"). The security interest granted herein shall be subordinate and secondary to (a) all existing securities interest with respect to such Collateral and (b) future security interests covering such Collateral or any specified portion of such collateral provided that the amount of accounts receivable remaining after deducting there from the amount of indebtedness covered by the security interests having priority is at least equal to the Debt Coverage at the time of the grant of such new security interest. Until such time as the Loans are repaid in full, the Chief Executive Officer and Chief Financial Officer of the Company shall, on a monthly basis, provide certification of the Debt Coverage to the Secured Parties within fifteen (15) business days after the end of each month.

                  5.2. Representations and Covenants of Borrowers.

                  Each of the Borrowers, jointly and severally agrees, covenants, and acknowledges that Secured Parties is reasonably relying upon these agreements and covenants as follows:

                           5.2.1 Payment.

                           Borrowers shall promptly pay when due the amount
evidenced by the Notes, and all other sums secured by this Agreement and the Notes.

                           5.2.2 Existence.

                           Each Borrower is a duly organized and existing under
the laws of the state of organization.



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                           5.2.3 Authority.

                           The execution, delivery, and performance of this
Agreement, and the execution and payment of the Notes is within the power of each of the Borrowers and such acts have been duly authorized, are not in contravention of law or the terms of any of the Borrowers' articles of organization or operating agreement or of any indenture, agreement, or undertaking to which any Borrower is a Party or by which it is bound.

                           5.2.4 Ownership of Collateral.

                           Borrowers shall be the sole owners of the Collateral
and will defend the Collateral against the claims and demands of all other persons at any time claiming the same or any interest therein that arise after the date hereof.

                           5.2.5 Taxes and Assessments.

                           Borrowers will pay or cause to be paid promptly when
due all taxes and assessments on the Collateral. Borrowers may, however, withhold payment of any tax assessment or claim if a good faith dispute exists as to the obligation to pay so long as funds sufficient to pay the taxes and assessments are set aside for such purpose either in cash or by surety bond issued in favor of the appropriate taxing authority.

                  5.3 Protection of Security.

                  If Borrowers fail to perform the covenants and agreements contained or incorporated in this Agreement, or if any action or proceeding is commenced which affects the Collateral or title thereto or the interest of Secured Parties therein including but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Secured Parties may make such appearance, disburse such sums, and take such action as Secured Parties deems necessary, in its sole discretion, to protect Secured Parties' interest, including, but not limited to the following: (i) disbursement of attorneys' fees and (ii) procurement of satisfactory insurance. Any amounts disbursed by Secured Parties pursuant to this Section 5.3, with interest thereon, shall become additional indebtedness of Borrowers under the Notes, secured by this Agreement. Unless Borrowers and Secured Parties agree to other term of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the default rate stated in the Notes unless collection of interest at such rate would be contrary to applicable law. Nothing contained in this Section 5.3 shall require Secured Parties to incur any expense or take any action.

                  5.4 Inspection of Books and Records.

                  Secured Parties may make or cause to be made reasonable requests to inspect the books and records of the Borrowers as they related to the Accounts Receivable and Borrowers shall cooperate with Secured Parties to accommodate such reasonable requests upon three (3) days prior written notice to the Borrowers.



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                  5.5 Security Interest Not Released.

                  From time to time, Secured Parties may, at Secured Parties' option, without giving notice to or obtaining the consent of Borrowers or its successors or assigns or of any other lienholders, without liability on Secured Parties' part, and notwithstanding a breach by Borrowers of any covenant or agreement set forth in this Agreement, extend the time for payment of said indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal Notes or Notes therefore, modify the terms and the time of payment of said indebtedness, release from the security interest of this Agreement any part of the Col1ateral, take or release other or additional security, and reconvey any part of the Collateral. Any actions taken by Secured Parties pursuant to the terms of this Section shall be in writing, shall not affect the obligation of Borrowers or any of their successors or assigns to pay the sums secured by this Agreement and to observe the covenants of Borrowers contained herein shall not affect the guaranty of any person corporation, partnership, or other entity for payment of the indebtedness secured hereby, and shall not affect the lien or priority of security interest hereof on the Collateral.

                  5.6 Forbearance by Secured Parties Not a Waiver.

                  Any forbearance by Secured Parties in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of, or preclude the exercise of, any right or remedy.

                  5.7 Uniform Commercial Code Security Agreement.

                  This Agreement is intended to be a security agreement pursuant to the Uniform Commercial Code for each of the items specified in Section 5.1 as Collateral. Borrowers hereby grant Secured Parties a security interest in said items. Borrowers agree to execute and allow Secured Parties to file financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement, and do whatever may be necessary under the applicable Uniform Commercial Code in the state where the Collateral is located to perfect and continue Secured Parties' interest in the Collateral. The Parties agree that such financing statements will be filed in the name of the Secured Parties. Borrowers shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereto; and shall pay all reasonable costs and expenses of any record searches for financing statements requested by Secured Parties. Except as provided herein, without the prior written consent of Secured Parties, Borrowers shall not create or allow to be created pursuant to the Uniform Commercial Code, any other statute, a security interest in the Collateral senior in priority to that of Secured Parties including replacements and additions thereto. Upon the occurrence of an event of default, Secured Parties shall have the remedies of a secured party under the Uniform Commercial Code and, at Secured Parties' option, may also invoke any other remedy provided for in this Agreement. In exercising any of said remedies, Secured Parties may proceed against any part of the Collateral separately or together and in any order whatsoever without in any way affecting the availability of Secured Parties' remedies under the Uniform Commercial Code, or of Secured Parties' other remedies provided in this Agreement.



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                  5.8 Rights of Secured Parties.

                           5.8.1. Upon default, Secured Parties shall be
entitled, in its own name or in the name of the Borrower, or otherwise, but at the expense and cost of the Borrower, to collect, demand, receive, sue for and/or compromise any and all of the Accounts Receivables including, without limitation, any and all Accounts Receivable due or to become due from present or future subscribers or customers of any service provided by the Borrower and to give good and sufficient releases therefore, to endorse any checks, drafts or other orders for the payment of monies payable in payment thereof and, in its discretion, to file any claims or take any action or proceeding, either in its own name or in the name of the Borrower, or otherwise, which the Secured Parties may deem necessary or advisable. It is expressly understood and agreed, however, that the Secured Parties shall not be required or obligated in any manner to make any inquiries as to the nature or sufficiency of any payment received by any of them or to present or file any claims or take any other action to collect or enforce a payment of any amounts which may have been assigned to any bank or to which any bank may be entitled hereunder at any time or times. Secured Parties may sell all or any part of the Collateral, as reasonably necessary to satisfy the obligations of Borrower hereunder to Secured Parties, either by public auction, private sale, or any other reasonable method of disposition. Nothing in this Section 5.8.1 shall be construed to limit any of Secured Parties' rights in connection with any of the Collateral as provided herein.

                           5.8.2. The Secured Parties is hereby irrevocably
appointed the true and lawful attorney-in-fact of the Borrower in the Borrower's name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the Collateral thus sold and for such other purposes as are necessary or desirable to effectuate the provisions of this Agreement, and for that purpose it may execute and deliver all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons or entities with like power, the Borrower hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof; but if so requested by the Secured Parties or by any purchaser, the Borrower shall ratify and confirm any such sale or transfer by executing and delivering to the Secured Parties or such purchaser all property, deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

                           5.8.3. All right, title, interest, claim and demand
whatsoever, either in law or in equity or otherwise, of the Borrower of, in and to the Collateral so sold shall be divested and such sale shall be a perpetual bar both at law and in equity against the Borrower, its successors and assigns, and against any and all persons or entities claiming or who may claim the Collateral sold or any part thereof, from, through or under the Borrower or such entities, its successors or assigns.

                           5.8.4. The receipt of the Secured Parties or of the
officers thereof making such sale or such assignment shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his, its or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt of the Secured Parties or of such officers thereof, be obligated to see to the application of such purchase money or be in anywise answerable for any loss, misapplication or non-application, thereof. The Borrower shall remain liable for any deficiency resulting from a sale of the Collateral and shall pay any such deficiency forthwith on demand.



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         6. Attorneys' Fees.

         In the event arbitration, suit or action is brought by any Parties under this Agreement to enforce any of its terms, and in any appeal therefrom, it is agreed that the prevailing Parties shall be entitled to reasonable attorneys' fees to be fixed by the arbitrator, trial court, or appellate court.

         7. Remedies Cumulative.

         Each remedy provided in this Agreement is distinct and cumulative to all other rights or remedies under this Agreement or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order.

         8. Further Assurances.

         The Parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement, including, but not limited to, executing such financing statements, as the Secured Parties may deem necessary and appropriate to protect its interests.

         9. Notices and Delivery.

         Any notices permitted or required under this Agreement shall be deemed given as provided in the Note Purchase Agreement, addressed as follows:

         if to Secured Parties at the address set forth in the Note Purchase Agreement;


         if to any of the Borrowers to:
                  Epixtar Corp.
                  11900 Biscayne Boulevard
                  Miami, Florida 33181
                  Attn: President

         With a copy to:

                  Michael D. DiGiovanna, Esq.
                  212 Carnegie Center
                  Suite 206
                  Princeton, New Jersey 08540
                  Telephone: (609) 919-6364
                  Facsimile: (609) 452-9473



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         10. Entire Agreement.

         This Agreement and the Notes contain the entire understanding between the Parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

         11. Agreement Binding.

         This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the Parties hereto.

         12. Amendment and Modification.

         Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by the Parties.

         13. Law Governing.

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to the conflicts of laws provisions thereof.

         14. Severability.

         If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         15. Titles and Captions.

         All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

         16. Counterparts.

         The Agreement may be signed in one or more counterparts, each of which shall be deemed an original. Furthermore, facsimile copies shall be deemed the same as originals. The Agreement shall be deemed fully executed and effective when all Parties have executed at least one of the counterparts, even though no single counterpart bears all such signatures.

                   [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
                            SIGNATURE PAGE TO FOLLOW]


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         IN WITNESS WHEREOF, the Parties have executed this Security Agreement as of the date first written above.

                               SECURED PARTIES:

                               Generation Capital Associates

                               By:
                                  ------------------------------------------
                               Name: Fred A. Brasch
                               Title: CFO

                               The Hart Organization Corp.

                               By:
                                  ------------------------------------------
                               Name: David A. Rapaport
                               Title: Executive Vice President & General Counsel


                               -------------------------------------------------



                               Howard Commander



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                               BORROWERS:

                               EPIXTAR  CORP.


                               By:
                                  ------------------------------------------
                               Name:

                               Title:



                               EPIXTAR GROUP, INC.


                               By:
                                  ------------------------------------------
                               Name:

                               Title:



                               EPIXTAR BPO SERVICES, INC.


                               By:
                                  ------------------------------------------
                               Name:

                               Title:



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                               NATIONAL ONLINE SERVICES, INC.


                               By:
                                  ------------------------------------------
                               Name:

                               Title:



                               LIBERTY ONLINE SERVICES, INC.


                               By:
                                  ------------------------------------------
                               Name:

                               Title:


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                               AMERIPAGES, INC.


                               By:
                                  ------------------------------------------
                               Name:

                               Title:



                               B2BADVANTAGE, INC.


                               By:
                                  ------------------------------------------
                               Name:

                               Title:



                               ONE WORLD COMMUNICATIONS, INC.


                               By:
                                  ------------------------------------------
                               Name:

                               Title:



                               EPIXTAR COMMUNICATIONS, INC.


                               By:
                                  ------------------------------------------
                               Name:

                               Title:


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                               EPIXTAR PREPAID COMMUNICATIONS CORP.


                               By:
                                  ------------------------------------------
                               Name:

                               Title: